Exhibit (j): Consent of Deloitte & Touche LLP, Independent Public Accountants
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                                                                    Exhibit 23.J




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-49831 of SCM Strategic Growth Fund (a series of the SCM Investment Trust) of our report dated June 23, 2000, incorporated by reference in the Annual Report for the year ended May 31, 2000, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.


/S/ Deloitte & Touche LLP

Princeton, New Jersey
September 28, 2000